Exhibit 10.2

CUSTOMER AND SERVICE PROVIDER CONFIDENTIAL

EXHIBIT A

FORM OF WORK ORDER

This Work Order (the “Work Order”) is made effective as of August 20, 2015 (“Work Order Effective Date”), by and between Walker Digital, LLC, a Delaware limited liability company having its principal office located at 2 High Ridge Park, Stamford, CT 06905 (“Customer”) and Walker Innovation Inc., a Delaware corporation having its principal office located at 2 High Ridge Park, Stamford, CT 06905 (“Service Provider”), and is incorporated by reference into and made a part of that certain Engagement Agreement, dated August 20, 2015 (the “Agreement”), by and between Customer and Service Provider.

1.	Definitions

Any capitalized terms that are not defined in this Work Order shall have the meanings set forth in the Agreement. In addition, the following terms shall have the following meanings for the purpose of this Work Order:

1.1	“Work Order Services” has the meaning given in Section 4 below.

2.	Management Summary

2.1	Financial Summary

Below is a summary of the charges for this Work Order. For a more detailed breakdown of the charges please refer to Section 5 of this Work Order:

First payment - $1,000,000	Payment date – August 21, 2015
Second payment - $500,000	Payment date – December 21, 2015
Third payment - $500,000	Payment date – March 21, 2016
Fourth payment - $750,000	Payment date – June 21, 2016
Fifth payment - $250,000	Payment date – September 21, 2016

3.	Term and Termination

The term of this Work Order shall commence on the Work Order Effective Date and shall continue until December 31, 2016, unless terminated earlier or extended in accordance with this Work Order or the Agreement.

4.	Services-SUBCONTRACTOR SERVICES AGREEMENT

Service Provider shall provide the following services under this Work Order (“Work Order Services”): Customer has a contract with a third party located outside Connecticut to provide certain services as are discussed more fully herein and wishes to subcontract such services to Service Provider. Service Provider’s services are integral, inseparable components of the services to be provided by Customer and such services are essential to complete the performance of Customer’s service and without which such service could not be rendered. Accordingly, Customer will fully resell Service Provider’s services to such customer. The services to be provided hereunder include: Business prototype development services in connection with the Prototype Development Plan dated July 6, 2015, including Supplement A thereto dated July 15, 2015 previously provided to Service Provider.

4.1	Milestone/Deliverables

The Work Order Services shall be provided by Service Provider to Customer in accordance with the following timetable:

Exhibit 18 (Form of Work Order) Execution Version

CUSTOMER AND SERVICE PROVIDER CONFIDENTIAL

Month	Check Point	Benchmarks (see below)	Payment
0	21-Aug-15	Signing of contractual agreements	$1,000,000
4	21-Dec-15	Approved prototype plan (1) Design and document user experience (2) Successful completion of 5 out of 7 of the following tasks: a. Determine initial product name and positioning b. Establish insurance technology, creative and media partners c. Finalize launch marketing and media plan d. Establish initial team e. Complete technology requirements, design and user interface f. Develop and execute pre-launch research g. Begin site development	$500,000
7	21-Mar-16	Acquire >500 test groups at <$250 per group (1) Sell at least 500 test groups at an acquisition cost of less than $250 per group (2) Successful completion of the following tasks: a. Launch consumer website and online presence b. Launch marketing and media campaigns c. Develop and execute post launch research d. Deliver marketing metrics reporting package	$500,000
10	21-Jun-16	Cross-sell >200 contracts at <150% First Year Premium (“FYP”) (1) Cross-sell at least 200 individual contracts at <150% FYP (2) Successful completion of the following tasks: e. Deliver technology reporting package f. Launch phase 2 of site functionality (cross-sell functionality) g. Launch testing of cross-sell engine	$750,000
13	21-Sep-16	Approved business plan for scaling into 2017 and beyond (1) Approved scale-up plan and rollout decision, including consideration of corporate structure for business	$250,000
16	31-Dec-16	Cross-sell >1,500 contracts at <150% FYP (1) Continued marketing campaigns (phase 2 of media spend) (2) Continued testing of upsell engine	TBD per Plan

4.2	Meetings

The parties shall engage in meetings as specified below during the term of this Work Order:

(a) monthly milestone checkpoints where Service Provider shall review with Customer or its designee milestone progress and tracking towards prospective capital injections and (b) weekly standups where Service Provider shall review with Customer or its designee tactical activities and milestone progress.

Exhibit A - 2	Work Order Execution Version

CUSTOMER AND SERVICE PROVIDER CONFIDENTIAL

4.3	Customer-Provided Resources and Responsibilities

Customer or its designee shall provide the following resources and fulfill the following responsibilities to enable Service Provider to provide the Work Order Services:

Resource
Subject matter experts covering actuarial product design, experimental design and other functions as deemed necessary to the prototype team

5.	Charges and Other Fees/Invoicing

5.1	Charges and Other Fees

Customer shall pay Service Provider the following charges for the Work Order Services:

First payment - $1,000,000	Payment date – August 21, 2015

Second payment - $500,000	Payment date – December 21, 2015

Third payment - $500,000	Payment date – March 21, 2016

Fourth payment - $750,000	Payment date – June 21, 2016

Fifth payment - $250,000	Payment date – September 21, 2016

After the first and second payments have been made, Customer may by written notice to Service Provider elect to discontinue its payments to the Service Provider if at least 500 groups (as described in the Plan) have not been sold prior to March 19, 2016 at a media acquisition cost of less than $250 per group. After the first, second and third payments have been made to the Service Provider, Customer may by written notice to Service Provider elect to discontinue its payments to the Service Provider if at least 200 policies (as described in the Plan) have not been sold prior to June 19, 2016 at an acquisition cost of no more than 150% of the year one premium value for such policies.

5.2	Termination for Convenience Fee

None.

Exhibit A - 3	Work Order Execution Version

CUSTOMER AND SERVICE PROVIDER CONFIDENTIAL

Customer and Service Provider agree that the complete agreement between them regarding this Work Order consists of the Agreement, this Work Order and any other documents attached hereto and expressly incorporated by reference herein. If a conflict occurs between the terms of the Agreement (including its Exhibits) and the terms of this Work Order, the terms of the Agreement shall control; provided, however, that this Work Order may modify any provision of the Agreement provided that such modification specifically identifies by Section number the provision to be modified and expressly identifies such modification as a modification to the Agreement. Such modification by a Work Order shall be as to such Work Order only.

IN WITNESS WHEREOF, each of Customer and Service Provider have executed or caused this Work Order to be executed as of the date set forth above by its duly authorized representative.

WALKER DIGITAL, LLC	WALKER INNOVATION iNC.

By: /s/ Jay Walker	By: /s/ Jonathan Ellenthal

Name: Jay Walker	Name: Jonathan Ellenthal

Title: Chairman	Title: Vice Chairman & CEO

Date: 8/20/15	Date: 8/20/15

Exhibit A - 4	Work Order Execution Version